EXHIBIT 99.2

TSS Strengthens AI and High-Performance Computing Strategy with Appointment of

Technology Industry Veteran Vivek Mohindra to Board of Directors

GEORGETOWN, TEXAS – November 13, 2025 – TSS, Inc. (Nasdaq: TSSI), a data center services company that provides AI and high-performance computing infrastructure and software integration services, today announced the appointment of Vivek Mohindra to its Board of Directors. Mohindra has more than 25 years of experience in strategy, investment, and business transformation across the technology sector, with deep expertise in AI transformation.

“We are thrilled to welcome Vivek to the TSS Board at such a pivotal time for our company and the industry,” said Darryll Dewan, CEO of TSS. “His deep expertise in AI-driven transformation and go-to-market strategy at a global scale, with Dell Technologies, is directly applicable to our mission. Vivek’s strategic insights will be invaluable as we help our clients navigate the complexities of deploying and scaling AI infrastructure and reinforcing our position as a critical partner in the AI ecosystem.”

Mohindra currently serves as Special Advisor to the Vice Chair & COO of Dell Technologies, where he works closely with executive leadership on growth and AI-led modernization initiatives. He previously held the role of Chief Strategy Officer at Dell, leading value-creation initiatives related to growth and company-wide transformation including go-to-market. His career also includes senior leadership roles at McKinsey & Company, TPG, Freescale Semiconductors and New Science Ventures, and board roles at several companies including GlobalFoundries and CyberOptics.

“I’m honored to join the TSS Board and contribute to its impressive growth trajectory,” said Vivek Mohindra. “TSS plays a crucial role by providing the essential integration services that bridge the gap between powerful computing hardware and real-world AI deployment. The demand for these specialized services is accelerating, and TSS has a great opportunity to broaden its capabilities and customer base. I look forward to working with Darryll and the entire team toward these ends and deliver exceptional value to clients and shareholders.”

Mohindra holds a B.E. in Chemical Engineering from the Indian Institute of Technology (Roorkee) and concurrent MBA and Ph.D. degrees in Chemical Engineering from MIT. He resides in Austin, Texas.

About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS's reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world's leading data center technology providers, the company manages and deploys billions of dollars in technology each year. For more information, visit www.tssiusa.com.

Forward Looking Statements

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Contacts:
Hayden IR James Carbonara (646) 755-7412 Brett Maas (646) 536-7331 tssi@haydenir.com	TSS, Inc. Danny Chism, CFO (512) 310-4908 dchism@tssiusa.com